UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY

(Name of Registrant as Specified in its Charter)

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An Urgent Message From Tom Nides

Shareholders will decide whether or not to approve several important proposals at our annual shareholders meeting on April 10, including our new EICP Plan.  It is especially important that you vote any shares that you hold OUTSIDE any employee plans. Those shares must be voted using the proxy cards that you recieved in the mail – and every vote is critical.

If you hold shares in the Firm’s employee plans (e.g., EICP, 401(k)), you received an email from John Mack that enabled you to access a website to vote these shares, and chances are you have already voted. However, if you also hold shares in a brokerage account (e.g., with a Morgan Stanley FA) or in your own name (e.g., as a “registered” shareholder), you received proxy cards in the mail to vote those shares.

Voting through the email that you received from John Mack does not vote the shares that you hold in a brokerage account or in registered form.  YOU MUST VOTE THE SHARES THAT YOU HOLD IN A BROKERAGE ACCOUNT OR IN REGISTERED FORM SEPARATELY, USING THE PROXY CARDS THAT YOU RECEIVED IN THE MAIL (these cards came with instructions on how to vote by telephone or internet – please vote using these fast, simple methods).

Recently, the Firm mailed new proxy cards to most shareholders who had not yet voted shares they hold in brokerage accounts or in registered form.  If you have not voted these shares, please vote as soon as possible using the proxy cards recently mailed to you.  It is important that these shares be represented on the key issues being considered at the shareholder meeting.

Your vote “FOR” the EICP Plan is particularly important.  Absent shareholder approval of the EICP Plan, Morgan Stanley’s ability to make year-end equity awards to employees will be severely limited.

If you have any questions, please contact our proxy solicitors toll free at 1-800-967-7921 or 1-877-750-5837.  Thank you.